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                                                                    EXHIBIT 99.1

                      [LETTERHEAD OF SUNGARD APPEARS HERE]


               October 31, 1995

               Michael J. Ruane          Nancy R. Kyle          Internet
               (610) 341-8709            (610) 341-8171  www.sungard.com


                           SunGard Data Systems Inc.
                  Completes Acquisition of MACESS Corporation


     Wayne, PA -- SunGard Data Systems Inc. announced today that it completed the previously announced acquisition of MACESS Corporation. MACESS provides work-flow management and document-imaging systems to the healthcare industry. MACESS is part of the Company's recently formed business group, SunGard Technology Systems.

     SunGard's business is computer service and application software. The Company is the only large specialized provider of proprietary investment support systems, is the pioneer and a leading provider of comprehensive computer disaster recovery services, and also provides proprietary healthcare information systems. Its common stock is reported on The Nasdaq Stock Market and the London Stock Exchange under the symbol SNDT.


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                                       This statement is available in the
                                       United Kingdom from SunGard Systems Ltd.,
                                       10 Devonshire Square,
                                       London, EC2M 4YP